CONSULTANT AGREEMENT


THIS AGREEMENT made this 26th day of April, 1999, between Base Ten Systems, Inc., having its offices at One Electronics Drive, Trenton, New Jersey 08619 (hereinafter called "Base Ten") and Stephen Cloughley, an individual, with an address of 929 Gainsway Road, Yardley, PA 19067 (hereinafter called "Consultant"). It is agreed between the parties as follows: 1. Consultant agrees to be available to render services to Base Ten as defined in Attachment A. 2. Base Ten agrees to pay Consultant for services and expenses as defined in Attachment B. 3. Consultant agrees to maintain as confidential and not disclose to others during or subsequent to performing his services, nor make use of for any commercial purpose, any information disclosed to him directly or directly by Base Ten and any information specifically developed by Consultant for Base Ten in performing his services except:

a.       information   which  Base  Ten  has  released  in  writing  from  being
         maintained in confidence,

b. information which at the time of disclosure is in the public domain by having been printed and published and available to the public in libraries or other public places where such data is usually collected,

c. information, which after disclosure becomes part of the public domain as above defined through no act of Consultant. d. information which Consultant can show first came to him from a source other than Base Ten without restriction of disclosure.

4. It is agreed to between the parties that the relationship hereunder is not that of master and servant, but one of independent contractor. Neither party, nor any of their employees, shall be deemed the legal representative or employee of the other. Each party agrees to assume complete responsibility regarding employer's liability, workmen's compensation, social security, unemployment insurance and occupational safety and health requirements with respect to his own employees, and for compliance with any other applicable laws.

5. This Agreement may be terminated at any time during its term by either party, provided that said party gives prior written notice to the other of its intent to terminate thirty (30) days in advance. However, termination of the Agreement does not relieve Consultant of its obligations under Paragraphs 3 and 5.

         This Agreement may be terminated by either party forthwith on giving notice in writing to the other if the other is in material breach of this Agreement and such breach has not been remedied within five (5) weeks of written notice being given to the other of such breach, such notice to contain an express warning of the intention to terminate. Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either party, nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

         Upon any termination of this Agreement (howsoever occasioned), Consultant shall forthwith deliver up to Base Ten all copies of any information and data supplied by Base Ten for the purposes of this Agreement and shall certify to Base Ten that no copies of such information or data have been retained. If termination occurs during 1999, Base Ten shall pay a sum to Consultant equal to $60,000, less any payments that have already been made according to Attachment B, Part 1, Fees.

6. Force Majeure. Notwithstanding anything else contained in this Agreement, neither party shall be liable for any delay in performing its obligations hereunder if such delay is caused by circumstances beyond its reasonable control (including without limitation any delay caused by any act or omission of the other party and the withholding of any relevant consents by any regulatory bodies). Subject to the party so delaying promptly notifying the other party in writing of the reasons for the delay (and the likely duration of the delay), the performance of such party's obligations shall be suspended during the period that the said circumstances persist and such party shall be granted an extension of time for performance equal to the period of delay. Either party may, if such delay continues for more than five (5) weeks, terminate this Agreement forthwith on giving notice in writing to the other in which event neither party shall be liable to the other by reason of such termination.

7. The parties shall execute and do all such further deeds, documents and things as may be necessary to carry the provisions of this Agreement into full force and effect.

8. No forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver of its rights operate as a waiver of any subsequent breach and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party and each such right, power or remedy shall be cumulative.

9. This Agreement (including all Attachments hereto and all documents referred to therein) Supersedes all prior agreements, arrangements and undertakings between the parties and constitutes the entire agreement between the parties relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon the parties unless made by a written instrument duly signed by both parties. In the event of any conflict between the terms and conditions of this Agreement, the Attachments and all documents referred to therein, the terms and conditions of this Agreement shall prevail.

10. This Agreement shall be construed and governed under the laws of the state of New Jersey.

         IN WITNESS WHEREOF, this Agreement has been executed in duplicate as of the day and year first above written.



ATTEST:                                     BASE TEN SYSTEMS, INC.

                                            WILLIAM F. HACKETT
---------------------------------           ------------------------------------
                                            William F. Hackett
                                            Senior Vice President & CFO


ATTEST:                                     STEPHEN A. CLOUGHLEY
---------------------------------           ------------------------------------
                                            STEPHEN A. CLOUGHLEY

                                  ATTACHMENT A


Services to be provided by Consultant to Base Ten shall include but not be limited to the following:

1. Providing support for sales and marketing initiatives within Base Ten.

2. Developing sales and marketing materials upon the request of Base Ten.

3. Providing strategic guidance as requested.

                                  ATTACHMENT B


1. Fees: Base Ten shall pay for the services referenced in Attachment A at the rate of $1,200.00 per day, and as invoiced by Consultant to Base Ten. Such invoices shall be prepared and submitted to Base Ten at the end of the month when such expenses are incurred. During May, June, and July of 1999 a minimum payment of $7,200.00 per month shall be made to the Consultant. The Company agrees to purchase a minimum of $60,000.00 in consulting services from the Consultant prior to the end of 1999.

2. Expenses: Base Ten shall reimburse Consultant for all out of pocket expenses incurred by Consultant as a result of performing the Services referenced to in Attachment A. Such invoices shall be prepared and submitted to Base Ten at the end of the period when such expenses are incurred.

3. Payment: Payment to Consultant shall be made within 15 days after receipt of invoice by Base Ten.